CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Doskocil Companies Incorporated on Form S-8 (file No. 33-_______) of our report dated March 3, 1995, on our audits of the consolidated financial statements of Doskocil Companies Incorporated as of December 31, 1994, and January 1, 1994, and for each of the three years in the period ended December 31, 1994, which report is included in the Company's Annual Report on Form 10-K.



                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
May 11, 1995